Exhibit (h)(2)

Stellus Capital Investment Corporation

(a Maryland Corporation)

$42,500,000 Aggregate Principal Amount of 5.750% Notes due 2022

____________

Underwriting Agreement

August 16, 2017

Keefe, Bruyette & Woods, Inc.

As Representative of the several

Underwriters named in Schedule A

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

Each of Stellus Capital Investment Corporation, a Maryland corporation (the “Company”), and Stellus Capital Management, LLC, a Delaware limited liability company (the “Advisor”) registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”), confirms its agreement with the underwriters listed on Schedule A hereto (collectively, the “Underwriters”), for whom Keefe, Bruyette & Woods, Inc. is acting as representative (the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly (the “Offering”) of $42,500,000 aggregate principal amount of 5.750% Notes due 2022 (the “Firm Securities”) as set forth in Schedule A hereof, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 3(b) hereof to purchase up to an additional $6,375,000 aggregate principal amount of 5.750% Notes due 2022 (the “Optional Securities”) to cover overallotments, if any (the Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 3(b) hereof being collectively referred to as the “Securities”).

The Securities will be issued under an indenture to be dated as of May 5, 2014 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture to be dated as of August 21, 2017 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Securities will be issued to Cede & Co., as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations (the “DTC Agreement”), between the Company and DTC. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Company has entered into an investment advisory and management agreement, dated as of October 26, 2012 (the “Investment Advisory Agreement”), with Stellus Capital Management, LLC, a Delaware limited liability company (the “Advisor”), registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”).

The Company has entered into an administration agreement, dated as of October 26, 2012 (the “Administration Agreement”), with the Advisor.

The Company has entered into a License Agreement, dated as of September 24, 2012 (the “License Agreement”), with the Advisor.

This Agreement, the Indenture, the Securities, the License Agreement, the Investment Advisory Agreement, the Administration Agreement and the Custody Agreement (as defined below) are collectively referred to as the “Transaction Documents.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

Pursuant to the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (Collectively, the “1940 Act”) on November 7, 2012, the Company filed with the Commission a Notification of Election to be Subject to Sections 55 through 65 of the 1940 Act filed on Form N-54A (the “BDC Election”) (File No. 814-00971) pursuant to which the Company elected to be treated as a business development company (“BDC”) under the 1940 Act. The Company has at all times maintained an election to be treated as a regulated investment company (“RIC”) (within the meaning of Section 851(a) of the Internal Revenue Code of 1986, as amended (the “Code”)) commencing with its taxable year ended December 31, 2012.

Pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “1933 Act”), the Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) a universal shelf registration statement of Form N-2 (File No. 333-216138), which registers the offer and sale of the common stock, preferred stock, debt securities, warrants and subscription rights of the Company to be issued from time to time by the Company, including the Securities. The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective, or hereafter becomes effective, including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the 1933 Act and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430C (the “Rule 430C Information”) under the 1933 Act, any registration statement filed pursuant to Rule 462(b) under the 1933 Act, and any post-effective amendment thereto, is hereinafter referred to as the “Registration Statement.”

The base prospectus in the form in which it has most recently been filed with the Commission and declared effective on or prior to the date of this Agreement, is hereinafter referred to as the “Base Prospectus.” The Base Prospectus and the preliminary prospectus supplement, dated August 16, 2017, that was used prior to the execution and delivery of this Agreement and filed pursuant to Rule 497 under the 1933 Act relating to the Securities, is herein called the “Preliminary Prospectus.” The Company will file with the Commission in accordance with Rule 497, a final prospectus supplement (the “Prospectus Supplement”) supplementing the Base Prospectus (together, the “Final Prospectus”) in connection with the offer and sale of the Securities. The Preliminary Prospectus and Final Prospectus are hereinafter referred to collectively as the “Prospectus.”

The Preliminary Prospectus as of the Applicable Time (defined below), together with the information set forth on Schedule B hereto, all considered together, is hereinafter referred to as the “Disclosure Package.”

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

Section 1. Representations and Warranties by the Company.

The Company represents and warrants to and agrees with each of the Underwriters, as of the date hereof, the Applicable Time (defined below), the Closing Time referred to in Section 3(c) hereof and as of each Date of Delivery (if any) referred to in Section 3(b) hereof, as follows:

(a)       Compliance with Registration Requirements.

(i)       The Company meets the requirements for use of Form N-2 under the 1933 Act. The Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement or suspending the use of the Preliminary Prospectus or the Final Prospectus has been issued, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect thereto has been complied with.

(ii)       At the respective times the Registration Statement, and any post-effective amendment thereto, became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, and all amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Preliminary Prospectus, the Final Prospectus nor any amendment or supplement thereto, at the time the Preliminary Prospectus or such amendment or supplement thereto or Final Prospectus or any such amendment or supplement thereto was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company by or on behalf of any Underwriter for use in the Registration Statement or Prospectus, it being understood and agreed that the only such information furnished to the Company in writing by the Underwriters consists of the information described in Section 7(g) below.

(iii)       The Disclosure Package as of the Applicable Time does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter or its representative expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters to the Company consists of the information described in Section 7(g) below. As used in this subsection and elsewhere in this Agreement “Applicable Time” means 4:45 p.m. (Eastern time) on August 16, 2017; provided that, if, subsequent to the date of this Agreement, the Company and the Representative have determined that the Disclosure Package included an untrue statement of material fact or omitted a statement of material fact necessary to make the information therein, in light of the circumstances under which they were made, not misleading, and have agreed, in connection with the public offering of the Securities, to provide an opportunity to purchasers to terminate their old contracts and enter into new contracts, then “Applicable Time” will refer to the information available to purchasers at the time of entry into the first such new contract.

(iv)       The Preliminary Prospectus as of its date complied in all material respects with the 1933 Act, and if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), was substantially identical to the copy thereof delivered to the Underwriters for use in connection with this Offering. The Final Prospectus when first filed under Rule 497 and as of its date complied in all material respects with the 1933 Act, and if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), will be substantially identical to the copy thereof delivered to the Underwriters for use in connection with this Offering.

(v)       The Company will file a registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), registering the Securities pursuant to Section 12(b) of the 1934 Act, and will take no action designed to, or likely to have the effect of, terminating the registration of the Securities under the 1934 Act.

(b)       Independent Accountant. Grant Thornton LLP, which has expressed its opinion with respect to certain of the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and the Disclosure Package, is an independent registered public accounting firm as required by the 1933 Act and the 1934 Act.

(c)       EGC Status. Since the formation of the Company and until December 31, 2017, the Company has been and will be an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(d)       Expense Summary. The information set forth in the Disclosure Package and the Final Prospectus in the Fees and Expenses Table has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are believed to be reasonably based.

(e)       Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Final Prospectus and the Disclosure Package present fairly the financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. Other than the financial statements included in the Registration Statement, no other financial statements or supporting schedules are required to be included in the Registration Statement. All adjustments to historical financial information to arrive at pro forma financial information are reasonably based. All disclosures contained in the Registration Statement, the Disclosure Package and the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

(f)       Internal Control Over Financial Reporting. The Company maintains a system of internal control over financial reporting (as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act) sufficient to provide reasonable assurances that its financial reporting is reliable and its financial statements for external purposes are prepared in accordance with GAAP.

(g)       Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act) that are designed to ensure that material information relating to the Company is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company.

(h)       No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Final Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, net asset value, prospects, business or operations of the Company, whether or not arising from transactions in the ordinary course of business (any such change or effect, where the context so requires is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company.

(i)       Good Standing of the Company. The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the state of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and the Disclosure Package and to enter into and perform its obligations under this Agreement and the Transaction Agreements. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(j)       Subsidiaries of the Company. The Company does not own, directly or indirectly, any investments or shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (i) Stellus Capital SBIC, LP (“SBIC Subsidiary”), (ii) those corporations or other entities described in the Disclosure Package and the Final Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company” and collectively, the “Portfolio Companies”) and (iii) 100% interests in tax blocker companies that hold equity interests in one or more Portfolio Companies. Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, the Company does not control (as such term is defined in Section 2(a)(9) of the 1940 Act), any of the Portfolio Companies.

(k)       Portfolio Assets. The Company and/or one of its subsidiaries have duly authorized, executed and delivered the agreements (the “Investment Documents and Agreements”) required to make the investments in the Portfolio Companies. Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, each Portfolio Company described in the Disclosure Package and the Final Prospectus under the heading “Portfolio Companies” is current in all material respects with all of its obligations under the applicable Investment Documents and Agreements and, to the Company’s knowledge, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred or is continuing under such Investment Documents and Agreements.

(l)       Officers and Directors. Except as disclosed in the Disclosure Package and the Final Prospectus, no person is serving or acting as an investment adviser, officer or director of the Company except in accordance with the applicable provisions of the 1940 Act. Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, no director of the Company is (i) an “interested person” (as defined in the 1940 Act) of the Company or (ii) an “affiliated person” (as defined in the 1940 Act) of any Underwriter. For purposes of this section, the Company shall be entitled to reasonably rely on representations from such officers and directors.

(m)       Business Development Company Election. The Company has duly elected to be regulated by the Commission as a BDC under the 1940 Act. The Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act, the BDC Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of the BDC Election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The operations of the Company are in compliance in all material respects with the provisions of the 1940 Act, including the provisions applicable to BDCs.

(n)       Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Final Prospectus and the Disclosure Package as of the date thereof under the caption “Capitalization.” All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and have been offered and sold or exchanged by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws). None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company. No shares of preferred stock of the Company have been designated, offered, sold or issued and none of such shares of preferred stock are currently outstanding. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, if any, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Final Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(o)       Authorization and Description of Securities. The Securities to be issued and sold by the Company to the Underwriters hereunder, when duly executed, authenticated and issued as provided in the Indenture and delivered against payment therefor as provided herein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law) (collectively, the “Enforceability Exceptions”), and will be entitled to the benefits of the Indenture. The Securities will conform in all material respects to the description of the Securities contained in the Disclosure Package and the Final Prospectus.

(p)       Due Authorization, Execution, Delivery and Enforceability of Transaction Documents. This Agreement has been duly executed and delivered by the Company; each of the License Agreement, the Investment Advisory Agreement, the Administration Agreement and the Custody Agreement have been duly executed and delivered by the Company and each of which constitutes a valid and binding and enforceable agreement of the Company, subject, as to enforcement, to the Enforceability Exceptions.

(q)       Indenture. Each of the Base Indenture and the Second Supplemental Indenture has been duly authorized and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder. The Indenture conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.

(r)       No Default. The Company is not in violation of or default under (i) its charter, bylaws or similar organizational documents, (ii) any of the Transaction Agreements, any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument, including any Investment Documents and Agreements, to which it is a party or bound or to which any of its properties or assets are subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except with respect to clauses (ii) and (iii) herein, for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except as provided herein, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with or by reason of the offer and sale of the Securities contemplated hereby.

(s)       Approval; Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company’s execution, delivery and performance of this Agreement and each Transaction Agreement, the Indenture, the Securities, the issuance and sale of the Securities or the consummation of the transactions contemplated hereby and thereby and by the Final Prospectus and the Disclosure Package (i) have been duly authorized by all necessary corporate or other required action, have been effected in accordance with Section 23(b) of the 1940 Act (which is made applicable to BDCs pursuant to Section 63 of the 1940 Act), as applicable, and do not and will not, whether with or without the giving of notice or passage of time or both, result in any violation of the provisions of the charter, bylaws and other organizational documents of the Company, as amended from time to time, or any statute, law, rule, regulation, filing, judgment, order, injunction, writ or decree applicable to the Company or any of its assets, properties or operations as would not, individually or in the aggregate, result in a Material Adverse Effect, and (ii) do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect. No consent, approval, license, qualification or decrees of, authorization or order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement, or any of the Transaction Agreements or consummation of the transactions contemplated hereby and thereby and by the Final Prospectus and the Disclosure Package, except such as have already been obtained or made under the 1933 Act and the 1940 Act and such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(t)       Accuracy of Statements. The statements set forth in the Disclosure Package and the Final Prospectus under the captions “Summary of the Specific Terms of the Notes and the Offering”, “Description of the Notes” and “Description of Our Debt Securities”, insofar as they purport to constitute a summary of the terms of the Securities and the Indenture, are accurate, complete and fair. The statements contained in the Disclosure Package and the Final Prospectus under the captions “Certain U.S. Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Considerations”, insofar as they purport to summarize certain provisions of the United States federal income tax law and regulations, are accurate summaries of such provisions in all material respects and fairly present such law and regulations.

(u)       Absence of Labor Dispute. As of the date hereof, the Company does not have, and as of the Closing Time the Company will not have, any employees. To the knowledge of the Company, no labor dispute with the employees of the Advisor exists or, to the knowledge of the Company, is imminent.

(v)       Material Agreements. The Company has entered into or adopted (i) a Custody Agreement with State Street Bank and Trust Company that complies with Section 17(f) of the 1940 Act and (ii) a Stock Transfer Agency & Service Agreement with State Street Bank and Trust Company in order to implement the Company’s dividend reinvestment plan (the Custody Agreement and the Stock Transfer Agreement, together with the Transaction Agreements are collectively referred to as the “Material Agreements”). Each Material Agreement required to be described in the Disclosure Package and the Final Prospectus has been accurately and fully described in all material respects. The Company has not sent or received notice of, or otherwise communicated or received communication with respect to, termination of any Material Agreement, nor has any such termination been threatened by any person.

(w)       Intellectual Property Rights. The Company owns, has been licensed or otherwise possesses sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as described in the Final Prospectus and the Disclosure Package; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. The Company has not received any notice of infringement or conflict with asserted intellectual property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons.

(x)       All Necessary Permits, etc. The Company possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

(y)       Title to Property. The Company owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted and as described in the Final Prospectus and the Disclosure Package.

(z)       Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company, which is required to be disclosed in the Registration Statement, the Final Prospectus or the Disclosure Package (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the Transaction Agreements or the performance by the Company of its obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the Final Prospectus and the Disclosure Package, including ordinary routine litigation incidental to the business, could not reasonably be expected to have a Material Adverse Effect.

(aa) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the Final Prospectus or the Disclosure Package or to be filed as exhibits thereto by the 1933 Act that have not been so described and filed as required.

(bb) Regulated Investment Company. The Company qualified to be treated as a RIC under Subchapter M of the Code, for its taxable years ended December 31, 2012 through December 31, 2016. The Company is in compliance with the requirements of the Code necessary to continue to qualify as a RIC. The Company intends to direct the investment of the net proceeds of the offering of the Securities and to continue to conduct its activities in such a manner as to comply with the requirements for qualification as a RIC under Subchapter M of the Code.

(cc) Registered Management Investment Company Status. The Company is not, or after giving effect to the offering and sale of the Securities will not be, a “registered management investment company” or an entity “controlled” by a “registered management investment company,” as such terms are used under the 1940 Act.

(dd) Insurance. The Company’s directors and officers/errors and omissions insurance policy and the Company’s fidelity bond required by Rule 17g-1 under the 1940 Act at the Closing Time will be in full force and effect; the Company is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Company under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and Prospectus.

The Company directly or indirectly maintains insurance covering its properties, operations, personnel and business as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and will be fully in force at the Closing Time.

(ee) Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Registration Statement, the Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, all such data included in the Registration Statement, the Disclosure Package or the Final Prospectus accurately reflect the materials upon which it is based or from which it was derived.

(ff) Investments. Except for those provided in the 1940 Act and the Code, there are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Disclosure Package and the Final Prospectus.

(gg) Tax Law Compliance. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in the Final Prospectus and the Disclosure Package in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company that could reasonably be expected to result in a Material Adverse Effect.

(hh) Sales Material. All advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by the Company or the Advisor, for use in connection with the offering and sale of the Securities (collectively, “sales material”) complied and comply in all material respects with the applicable requirements of the 1933 Act and the 1940 Act and, if required to be filed with FINRA under FINRA’s conduct rules, were provided to Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, for filing. No sales material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)       Absence of Registration Rights. Except as disclosed in the Final Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(jj) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company, in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Conduct Rule 2310 in connection with this offering is true, complete and correct in all material respects.

(kk) No Price Stabilization or Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ll) Material Relationship with the Underwriters. Except as disclosed in the Disclosure Package and the Final Prospectus, the Company does not have any material lending or other relationship with a bank or lending institution affiliated with any of the Underwriters.

(mm) No Unlawful Contributions or Other Payments. Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Final Prospectus and the Disclosure Package.

(nn) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Final Prospectus and the Disclosure Package.

(oo)       Compliance with Laws. The Company (i) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders except for such failure to comply which would not reasonably be expected to result in a Material Adverse Effect and (ii) is conducting its business in compliance in all material respects with the applicable requirements of the 1940 Act.

(pp) Compliance with the Sarbanes-Oxley Act of 2002. The Company and its respective officers and directors (in such capacity) are in compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the Commission’s published rules promulgated thereunder that are applicable to the Company as of the date hereof.

(qq) No Violation of Foreign Corrupt Practices Act of 1977. Neither the Company nor, to the knowledge of the Company, any director, officer, employee, affiliate or other person acting behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such entities or persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”). The Company and, to the knowledge of the Company, its other affiliates (other than the Underwriters) have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(rr) No Sanctions by the Office of Foreign Assets Control. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate (other than the Underwriters) or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (the “OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of the Securities contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by the OFAC.

(ss) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(tt) Related Party Transactions. There are no business relationships or related party transactions involving the Company or, to the knowledge of the Company, any other person that are required to be described in the Disclosure Package and the Final Prospectus that have not been described as required.

(uu) Certificates. Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, to each Underwriter as to the matters covered thereby.

Section 2. Representations and Warranties of the Advisor.

The Advisor represents and warrants to and agrees with each of the Underwriters, as of the date hereof, the Applicable Time, the Closing Time referred to in Section 3(c) hereof and as of each Date of Delivery (if any) referred to in Section 3(b) hereof, as follows:

(a)       No Material Adverse Change. With respect to the Advisor, except as otherwise disclosed in the Disclosure Package and the Final Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, there has been no material adverse change, in the condition, financial or otherwise, or in the business, prospects or operations of the Advisor, whether or not arising from transactions in the ordinary course of business (any such change or effect, where the context so requires is called an “Advisor Material Adverse Change” or an “Advisor Material Adverse Effect”), or any development that could reasonably be expected to result in an Advisor Material Adverse Change.

(b)       Good Standing. The Advisor is a limited liability company that is duly formed and validly existing as a limited liability company under the laws of the state of Delaware and is duly qualified as a foreign limited liability company to transact business, and is in good standing in each jurisdiction in which such qualification is required whether by reason of ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, have an Advisor Material Adverse Effect.

(c)       Absence of Default. The Advisor is not in violation of or default under: (i) its certificate of formation or other organizational documents; (ii) any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or bound or to which its properties are subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, as applicable, except with respect to clauses (ii) and (iii) herein, for such violations or defaults as would not, individually or in the aggregate, have an Advisor Material Adverse Effect.

(d)       Authorization of Agreements. This Agreement, the Investment Advisory Agreement, the Administration Agreement, the License Agreement or any other Transaction Agreements, to the extent a party thereto, have been duly authorized by all necessary limited liability company action, executed and delivered by the Advisor and constitute valid, binding and enforceable agreements of the Advisor, subject, as to enforcement, to the Enforceability Exceptions; the Investment Advisory Agreement has not been amended and continues in full force and effect.

(e)       Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Advisor’s execution, delivery and performance of this Agreement, the Investment Advisory Agreement, the Administration Agreement or the License Agreement, to the extent it is a party thereto, and consummation of the transactions contemplated thereby and by the Final Prospectus and the Disclosure Package (i) will not result in any violation of the provisions of the organizational documents of the Advisor, (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Advisor pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in an Advisor Material Adverse Effect and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Advisor. No consent, approval, authorization or order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Advisor’s execution, delivery and performance of this Agreement, the Investment Advisory Agreement, the Administration Agreement or any other Transaction Agreements, to the extent a party thereto, or consummation of the transactions contemplated hereby and thereby by the Advisor, except such as have already been obtained or made under the 1933 Act, the 1940 Act and the Advisers Act.

(f)       Absence of Labor Dispute. To the knowledge of the Advisor, no labor dispute with the employees of the Advisor exists or, to the knowledge of the Advisor, is imminent.

(g)       Intellectual Property Rights. The Advisor owns, has been licensed or otherwise possesses sufficient Intellectual Property Rights reasonably necessary to conduct its business as described in the Final Prospectus and the Disclosure Package; and the expected expiration of any of such Intellectual Property Rights would not result in an Advisor Material Adverse Effect. The Advisor has not received any notice of infringement or conflict with asserted intellectual property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in an Advisor Material Adverse Effect. To the knowledge of the Advisor, none of the technology employed by the Advisor has been obtained or is being used by the Advisor in violation of any contractual obligation binding on the Advisor, or any of its respective officers, directors or employees or otherwise in violation of the rights of any persons.

(h)       Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Advisor, threatened, against the Advisor, which is required to be disclosed in the Registration Statement, the Final Prospectus or the Disclosure Package (other than as disclosed therein), or which might reasonably be expected to result in an Advisor Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Investment Advisory Agreement, the Administration Agreement or any other Transaction Agreement, to the extent a party thereto, or the performance by the Advisor of its obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings either to which the Advisor is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the Final Prospectus and the Disclosure Package, including ordinary routine litigation incidental to the business, could not reasonably be expected to have an Advisor Material Adverse Effect.

(i)       Absence of Misstatements or Omissions. The description of the Advisor and its business and the statements attributable to the Advisor in the Registration Statement, the Disclosure Package and the Final Prospectus complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act and the Advisers Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j)       Title to Property. The Advisor owns or leases or has access to all properties as are necessary to conduct its business and operations as presently conducted and as described in the Disclosure Package and the Final Prospectus.

(k)       Possession of Licenses and Permits. The Advisor possesses such permits, licenses, approvals, consents and other authorizations (collectively, the “Advisor Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as described in the Final Prospectus and the Disclosure Package; the Advisor is in compliance with the terms and conditions of all such Advisor Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have an Advisor Material Adverse Effect; all of the Advisor Governmental Licenses are valid and in full force and effect, except when the invalidity of such Advisor Governmental Licenses or the failure of such Advisor Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have an Advisor Material Adverse Effect; and the Advisor has not received any notice of proceedings relating to the revocation or modification of any such Advisor Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in an Advisor Material Adverse Effect.

(l)       Advisers Act. The Advisor is registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement or the Administration Agreement for the Company as contemplated by the Final Prospectus and the Disclosure Package.

(m)       Registered Management Investment Company Status. The Advisor is not, and after giving effect to the offering and sale of the Securities, will not be, a “registered management investment company” or an entity “controlled” by a “registered management investment company,” as such terms are defined by the 1940 Act.

(n)       Tax Law Compliance. The Advisor has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. The Advisor has made adequate charges, accruals and reserves in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Advisor has not been finally determined. The Advisor is not aware of any tax deficiency that has been or might be asserted or threatened against the Advisor that could reasonably be expected to result in a Material Adverse Effect.

(o)       Insurance. The Advisor maintains insurance covering its properties, operations, personnel and business as it deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Advisor and its business.

(p)       No Price Stabilization or Manipulation. Neither the Advisor nor any affiliate of the Advisor has taken, nor will the Advisor or any affiliate take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(q)       Material Relationship with the Underwriters. Except as disclosed in the Disclosure Package and the Final Prospectus, the Advisor has no material lending or other relationship with a bank or lending institution affiliated with any of the Underwriters.

(r)       Financial Resources. The Advisor has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Disclosure Package, the Final Prospectus, this Agreement, the Investment Advisory Agreement, the Administration Agreement and any other Transaction Agreement, to the extent a party thereto, and the Advisor owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Registration Statement, the Disclosure Package and the Final Prospectus.

(s)       Employment Status. The Advisor is not aware that (i) any executive, key employee or significant group of employees of the Company, if any, or the Advisor, as applicable, plans to terminate employment with the Company or the Advisor, as applicable, or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Advisor, except where such termination or violation would not reasonably be expected to have a Material Adverse Effect.

(t)       Certificates. Any certificate signed by any officer of the Advisor and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Advisor, to each Underwriter as to the matters covered thereby.

Section 3. Sale and Delivery to Underwriters; Closing.

(a)       Firm Securities. On the basis of the representations, warranties and covenants contained herein and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price of 97% of the aggregate principal amount thereof (representing a public offering price of 100%, less an underwriting discount of 3%) the aggregate principal amount of Firm Securities set forth in Schedule A opposite the name of such Underwriter plus accrued interest, if any, from the date of issuance, plus any additional amount of Firm Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(b)       Option Securities. In addition, on the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional $6,375,000 principal amount of Option Securities in the aggregate, at the purchase price set forth in Section 3(a) above (without giving effect to any accrued interest from the Closing Time to the relevant Date of Delivery). The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Securities upon notice by the Representative to the Company setting forth the amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven (7) full business days and no earlier than three (3) full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total amount of Option Securities then being purchased which the amount of Firm Securities set forth in Schedule A opposite the name of such Underwriter bears to the total amount of Firm Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of a fractional amount of Option Securities plus any additional amount of Option Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(c)       Payment. Payment of the purchase price for, and delivery of the Firm Securities shall be made at the offices of Eversheds Sutherland (US) LLP, 700 Sixth Street, NW, Suite 700, Washington, D.C. 20001, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 a.m. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten (10) business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Time”). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Securities and the Option Securities, if any, which it has agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)       Denominations; Registration. The Securities to be purchased by each Underwriter hereunder, in one or more global securities in book-entry form, will be deposited by or on behalf of the Company with the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor. The Company will cause the global securities representing the Securities to be made available for checking and packaging at least twenty-four hours prior to each Date of Delivery with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).

Section 4. Covenants.

The Company and the Advisor, jointly and severally, covenant with each Underwriter as follows:

(a)       Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 4(b), will comply with the requirements of Rule 430C, and will notify the Representative as soon as practicable, and, in the case of clauses (ii)-(iv) of this Section 4(a), confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Final Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Final Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings required by Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement pursuant to the 1933 Act, and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)       Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement, or any supplement or revision to either the Disclosure Package or to the Final Prospectus, and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c)       Delivery of Registration Statements. Upon request the Company will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)       Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of the Preliminary Prospectus and the Final Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)       Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1940 Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly prepare and file with the Commission, subject to Section 4(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)       Amendments or Supplements to the Disclosure Package. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will promptly notify the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented (at the sole cost and expense of the Company).

(g)       Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Representative, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States (or outside of the United States) as the Representative may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the foregoing shall not apply to the extent that the Securities are “covered securities” that are exempt from state regulation of securities offerings pursuant to Section 18 of the 1933 Act; and provided, further, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)       Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the date hereof, an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)       Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus and the Disclosure Package under “Use of Proceeds.”

(j)       Listing. The Company will use its best efforts to effect, within 30 days of the date of the First Date of Delivery, the listing of the Securities on the NYSE;

(k)       Restriction on Sale of Securities. During a period of 45 days from the date of the Final Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representative, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any debt securities issued or guaranteed by the Company or any securities convertible into or exercisable or exchangeable for such debt securities issued or guaranteed by the Company or file any registration statement under the 1933 Act with respect to any of the foregoing.

(l)       Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1933 Act, the 1934 Act and the 1940 Act within the time periods required by the 1933 Act, the 1934 Act and the 1940 Act.

(m)       Subchapter M. The Company will use its best efforts to maintain in effect its qualification and election to be taxed as a regulated investment company under Subchapter M of the Code.

(n)       No Manipulation of Market for Securities. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, the Company will not take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of federal or state securities laws.

(o)       Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

(p)       ECG Status. The Company agrees to promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the 1933 Act and (b) completion of the Lock-Up Period.

Section 5. Payment of Expenses.

(a)       Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisers, (v) the printing and delivery to the Underwriters of copies of the Preliminary Prospectus, the Final Prospectus, any sales material and any amendments or supplements to any of the foregoing, (vi) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties), (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Memorandum and any Canadian “wrapper” and any supplements thereto, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the qualification of the Securities for offering and sale under any applicable securities laws of such states and other jurisdictions (domestic or foreign) as necessary, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, and for the listing of the Securities on the NYSE, (x) the fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Securities, and (xi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged or approved by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants.

(b)       Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 10(a) hereof, the Company shall reimburse, or arrange for an affiliate to reimburse, the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 6. Conditions of Underwriters’ Obligations.

The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Advisor, contained in Section 1 and Section 2 hereof or in certificates of any officer of the Company and the Advisor delivered pursuant to the provisions hereof, to the performance by the Company and the Advisor of their covenants and other obligations hereunder, and to the following further conditions:

(a)       Effectiveness of Registration Statement. The Registration Statement shall have become effective, and at the Closing Time, no stop order or other temporary or permanent order or decree (whether under the 1933 Act or otherwise) suspending the effectiveness of the Registration Statement or the use of the Prospectus shall have been issued or otherwise be in effect, and no proceedings with respect to either shall have been initiated or, to the Company’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430C Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430C).

(b)       Opinions of Counsel for the Company and the Advisor. At the Closing Time, the Representative shall have received the opinions and disclosure letter, dated as of the Closing Time, from Eversheds Sutherland (US) LLP, counsel for the Company and the Advisor, as to matters set forth in Schedule C hereto.

(c)       Opinion of Counsel for Underwriters. Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, shall have furnished to the Representative such written opinion or opinions, dated such Date of Delivery, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d)       Officers’ Certificate of the Company. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change or any development involving a prospective Material Adverse Change, and the Representative shall have received a certificate of a duly authorized officer and the chief financial or chief accounting officer of the Company dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement, pursuant to Section 8(d) of the 1933 Act, has been issued and no proceedings for any such purpose have been instituted or, to the knowledge of the Company, are pending or are contemplated by the Commission.

(e)       Officer’s Certificate of the Advisor. At the Closing Time, the Representative shall have received a certificate of a duly authorized officer of the Advisor dated as of the Closing Time, to the effect that (i) the representations and warranties in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (ii) the Advisor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time.

(f)       Chief Financial Officer’s Certificate. At the time of the execution of this Agreement and at the Closing Time, the Representative shall have received a certificate signed by the Chief Financial Officer of the Company, in the form of Exhibit B attached hereto, covering certain financial matters of the Company.

(g)       Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Grant Thornton LLP a letter, dated such date, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h)       Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from Grant Thornton LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(f) of this Agreement, except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Time.

(i)       No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j)       Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(k)       BDC Election. The Company shall continue to be regulated as a BDC under the 1940 Act.

(l)       DTC Eligibility. The Securities shall be eligible for clearance and settlement through DTC.

(m)       No Rated Securities. The Company has no debt securities or preferred stock that are rated by any “nationally recognized statistical rating agency” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act).

(n)       Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 3(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i)       Officers’ Certificates of the Company. Certificates, dated such Date of Delivery, of a duly authorized officer and the chief financial or chief accounting officer of the Company confirming that the information contained in the certificate delivered by each of them at the Closing Time pursuant to Section 6(d) hereof remains true and correct as of such Date of Delivery.

(ii)       Officer’s Certificate of the Advisor. Certificate, dated such Date of Delivery, of a duly authorized officer of the Advisor confirming that the information contained in the certificate delivered by the Advisor at the Closing Time pursuant to Section 6(e) hereof remains true and correct as of such Date of Delivery.

(iii)       Opinions of Counsel for the Company and the Advisor. The opinion and disclosure letter of Eversheds Sutherland (US) LLP, acting as counsel for the Company and the opinion of Eversheds Sutherland (US) LLP, acting as counsel for the Advisor, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 6(b) hereof.

(iv)       Opinion of Counsel for the Underwriters. The opinion of Fried, Frank, Harris, Shriver & Jacobson LLP counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(v)       Bring-down Comfort Letter. A letter from Grant Thornton LLP in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 6(h) hereof, except that the specified date referred to shall be a date not more than three (3) business days prior to the Date of Delivery.

(o)       Termination of Agreement. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 2, 7, 8, 9 and 13 shall survive any such termination and remain in full force and effect.

Section 7. Indemnification.

(a)       Indemnification of Underwriters by Company. The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and employees, and any person who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, from and against:

(i)       any and all loss, damage, expense, liability or claim whatsoever (including the reasonable cost of any investigation incurred in connection therewith) which, jointly or severally, any such Underwriter or any such person may incur under the 1933 Act, the 1934 Act, the 1940 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430C Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any untrue statement or alleged untrue statement of a material fact included in the Disclosure Package, the Final Prospectus, or in any sales material (or any amendment or supplement to any of the foregoing, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)       against any and all loss, damage, expense, liability or claim whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission referred to in clause (i), or any such alleged untrue statement or omission; provided that (subject to Section 7(e) below) any such settlement is effected with the written consent of the Company; and

(iii)       against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any actual or threatened litigation (including the fees and disbursements of counsel chosen by the Representative), or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above.

Notwithstanding the foregoing, the indemnification provisions set forth in this Section 7(a) shall not apply to any loss, damage, expense, liability or claim to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative or its counsel expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430C Information, the Disclosure Package, the Final Prospectus or in any sales material (or any amendment or supplement to any of the foregoing), it being understood and agreed upon that the only such written information furnished by any Underwriter to the Company consists of the information set forth in Section 7(g) below. Moreover, that the Company will not be liable to any Underwriter under the indemnity provisions of this Section 7(a) to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or Preliminary Prospectus, any amendment or supplement thereto, (ii) the Company has informed the Underwriters of such untrue statement or alleged untrue statement or omission or alleged omission in writing at least 24 hours prior to the Applicable Time, (iii) the Company has filed an amended Registration Statement with the Commission correcting such untrue statement or alleged untrue statement or omission or alleged omission prior to the Applicable Time, (iv) the Company has provided to the Underwriters an amended Preliminary Prospectus correcting such untrue statement or alleged untrue statement or omission or alleged omission at least 24 hours prior to the Applicable Time and requested in writing that the Underwriters deliver such amended Preliminary Prospectus to the persons to whom the Underwriters are selling the Securities, and (v) the Company proves that such loss, claim, damage or liability results from the fact that such Underwriter has sold Securities to a person to whom such Underwriter has failed to deliver such amended Preliminary Prospectus.

(b)       Indemnification of Underwriters by the Advisor. The Advisor will indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and employees, and any person who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, from and against any and all loss, damage, expense, liability or claim whatsoever (including the reasonable cost of any investigation incurred in connection therewith) which, jointly or severally, any such Underwriter or any such person may incur under the 1933 Act, the 1934 Act, the 1940 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact regarding the Adviser contained in the Registration Statement (or any amendment thereto), including the Rule 430C Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any untrue statement or alleged untrue statement of a material fact regarding the Adviser included in the Disclosure Package, the Final Prospectus, or in any sales material (or any amendment or supplement to any of the foregoing, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)       Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, the Advisor and their respective directors, officers, and each person, if any, who controls the Company or the Advisor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, damage, expense, liability or claim described in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430C Information, the Disclosure Package, the Final Prospectus or in any sales material (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative or its counsel expressly for use in the Registration Statement, the Disclosure Package, the Final Prospectus or in any sales material (or any amendment or supplement to any of the foregoing), it being understood and agreed upon that the only such written information furnished by any Underwriter to the Company consists of the information set forth in Section 7(g) below.

(d)       Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to subsection (a) or (b) of this Section 7, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to subsection (c) of this Section 7, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)       Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by subsection (a)(ii) of this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

(f)       Limitations on Indemnification. Any indemnification by the Company shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and 1940 Act Release 11330.

(g)       Information Provided By Underwriters. The Company, the Advisor and the Underwriters acknowledge and agree that (i) the concession and reallowance figures appearing in the “Underwriting” section under the caption “Commissions and Discounts” in the Prospectus, (ii) the information appearing in the “Underwriting” section under the caption “Price Stabilization, Short Positions” in the Prospectus, (iii) the first sentence in the second paragraph appearing in the “Underwriting” section under the caption “Listing” in the Prospectus and (iv) the list of underwriters and their respective participation in the sale of the Securities, which is set forth in the table below the first paragraph appearing in the “Underwriting” section in the Final Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Prospectus.

Section 8. Contribution.

If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters (whether from the Company or otherwise), in each case as set forth on the cover of the Final Prospectus bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

No Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director and officer of the Company, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the amount of Firm Securities set forth opposite their respective names in Schedule A hereto and not joint.

Any contribution by the Company shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and 1940 Act Release 11330.

Section 9. Representations and Warranties to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Advisor submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Advisor, and shall survive delivery of the Securities to the Underwriters.

Section 10. Termination of Agreement.

(a)       Termination; General. The Representative may terminate this Agreement, by notice to the Company or the Advisor, at any time at or prior to the Closing Time (and, if any Option Securities are to be purchased, the Representative may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company or the Advisor, at any time on or prior to the applicable Date of Delivery) (i) if there has been, since the time of execution of this Agreement or since the date of the Final Prospectus, any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change whether or not arising in the ordinary course of business, or (ii) if there has been, since the time of execution of this Agreement or since the date of the Final Prospectus, any Advisor Material Adverse Change, or any development that could reasonably be expected to result in an Advisor Material Adverse Change, whether or not arising from transactions in the ordinary course of business or (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any material outbreak of hostilities or material escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (v) if trading in the Company’s securities has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE, or the NASDAQ Global Market, has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NYSE, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York state authorities.

(b)       Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 2, 7, 8, 9, 12, 13 and 14 shall survive such termination and remain in full force and effect.

Section 11. Default by One or More of the Underwriters.

(a)       If one or more of the Underwriters shall fail at the Closing Time or any Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

(i)       if the amount of Defaulted Securities does not exceed 10% of the amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)       if the amount of Defaulted Securities exceeds 10% of the amount of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter, the Company, or the Advisor.

(b)       No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

(c)       In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Underwriters or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven (7) days in order to effect any required changes in the Registration Statement or Final Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

Section 12. Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:	with a copy to:

Keefe, Bruyette & Woods, Inc. 787 Seventh Avenue New York, New York 10019 Attention: General Counsel	Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Facsimile: (212) 859-8000 Attention: Stuart H. Gelfond, Esq.

If to the Company:	If to the Advisor:
Stellus Capital Investment Corporation 4400 Post Oak Parkway, Suite 2200 Houston, Texas 77027 Facsimile: (713) 292-5450 Attention: W. Todd Huskinson Chief Financial Officer	Stellus Capital Management, LLC 4400 Post Oak Parkway, Suite 2200 Houston, Texas 77027 Facsimile: (713) 292-5450 Attention: W. Todd Huskinson Chief Financial Officer

In each case, with a copy to:
Eversheds Sutherland (US) LLP 700 Sixth St., NW Suite 700 Washington, D.C. 20001 Facsimile: (202) 637-3593 Attention: Steven B. Boehm, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 13. Parties.

This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Advisor and their respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Advisor and their respective successors and the partners, controlling persons, employees and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Advisor and their respective partners and successors, and said controlling persons and officers, directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 14. No Fiduciary Obligation.

The Company acknowledges and agrees that each of the Underwriters have acted, and are acting, solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of the Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Underwriters have not advised, and are not advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matter in any jurisdiction with respect to the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Underwriters and has not been and shall not be on behalf of the Company or any other person. It is understood that the offering price was arrived at through arm’s-length negotiations between the Underwriters and the Company, and that such price was not set or otherwise determined as a result of expert advice rendered to the Company by any Underwriter. The Company acknowledges and agrees that the Underwriters are collectively acting as an independent contractor, and any duty of the Underwriters arising out of this Agreement and the transactions completed hereby shall be contractual in nature and expressly set forth herein. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the offering contemplated hereby that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Securities.

Section 15. Research Analyst Independence.

The Company and the Advisor acknowledge that (i) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (ii) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Securities and/or the Offering that differ from the views of their respective investment banking divisions. The Company and the Advisor hereby waive and release, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company and/or the Advisor by any Underwriter’s investment banking division. The Company and the Advisor acknowledge that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

Section 16. Governing Law and Time.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO EASTERN STANDARD TIME.

Section 17. Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Company, the Advisor and the Underwriters and in accordance with its terms.

[Signature page to follow]

Very truly yours,

Stellus Capital Investment Corporation

By: /s/ Robert T. Ladd

Name: Robert T. Ladd

Title: President and Chief Executive Officer

Stellus Capital Management, LLC

By: /s/ W. Todd Huskinson

Name: W. Todd Huskinson

Title: Authorized Signatory

[Signature page to the Underwriting Agreement]

Confirmed and Accepted,

as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.

By: /s/ Allen G. Laufenberg

Name: Allen G. Laufenberg

Title: Managing Director

For itself and as Representative of the Underwriters named in Schedule A hereto

[Signature page to the Underwriting Agreement]

SCHEDULE A

Underwriter	Aggregate Principal Amount of Firm Securities to be Purchased
Keefe, Bruyette & Woods, Inc.	$18,700,000
Janney Montgomery Scott LLC	8,075,000
Ladenburg Thalmann & Co. Inc.	8,075,000
BB&T Capital Markets, a division of BB&T Securities, LLC	4,462,500
Oppenheimer & Co.	3,187,500
Total	$42,500,000

SCHEDULE B

PRICING TERM SHEET

August 16, 2017

$42,500,000

Stellus Capital Investment Corporation

1,700,000

5.750% Notes due 2022

The following sets forth the final terms of the 5.750% Notes due 2022 and should only be read together with the preliminary prospectus supplement dated August 16, 2017, together with the accompanying prospectus dated April 3, 2017, relating to these securities (the “Preliminary Prospectus”), and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars.

Issuer	Stellus Capital Investment Corporation

Securities Offered	1,700,000 5.750% Notes due 2022

Principal Amount	$42,500,000

Option to Purchase Additional Notes	$6,375,000 principal amount

Maturity	September 15, 2022, unless earlier redeemed

Coupon	5.750%

Interest Payment Dates	March 15, June 15, September 15 and December 15, commencing December 15, 2017

Record Dates	March 1, June 1, September 1 and December 1

Trade Date	August 16, 2017

Settlement Date	August 21, 2017 (DTC)

Public Offering Price	$25.00 per Note

Underwriters’ Purchase Price from Issuer	$24.25 per Note

Net Proceeds to the Issuer (before expenses)	$41,225,000 (assuming no exercise of the underwriters’ option to purchase additional Notes)

Denominations	$25 and integral multiples of $25 in excess thereof

Optional Redemption	The Notes may be redeemed in whole or in part at any time or from time to time at the Issuer’s option on or after September 15, 2019 upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current quarterly interest period accrued to the date fixed for redemption. See “Description of the Notes—Optional Redemption”

Listing	The Issuer intends to list the Notes on the New York Stock Exchange within 30 days of the original issue date under the trading symbol “SCA.”

CUSIP/ISIN	858568 306 / US8585683068

Use of Proceeds:	The Issuer intends to use the net proceeds from this offering to redeem its outstanding indebtedness under its 6.50% notes due 2019, which currently amounts to $25.0 million, plus accrued and unpaid interest. The Issuer intends to use any remaining proceeds after redemption of the 6.50% Notes to repay a portion of the amount outstanding under its credit facility.

Sole Book-Running Manager	Keefe, Bruyette & Woods, A Stifel Company

Co-Lead Managers	Janney Montgomery Scott Ladenburg Thalmann

Co-Managers	BB&T Capital Markets Oppenheimer & Co.

Certain Covenants	The indenture governing the Notes will include the covenants described under “Description of the Notes—Other Covenants” in the Preliminary Prospectus.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell the Notes and is not soliciting an offer to buy the Notes in any jurisdiction where the offer or sale is not permitted.

Stellus Capital Investment Corporation (“Stellus”) has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents Stellus has filed with the SEC for more complete information about Stellus and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the prospectus and the preliminary prospectus supplement, when available, may be obtained from: Keefe, Bruyette & Woods, Inc., Attention: Debt Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019, telephone: (800) 966-1559.